UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, 3rd Floor, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2017, Real Goods Solar, Inc. (the “Company”) closed the previously announced offering and sale of (a) units, “Primary Units,” each consisting of one share of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”), and a Series K Warrant to purchase one share of Common Stock (the “Series K Warrants”), and (b) units, “Alternative Units,” each consisting of a prepaid Series L Warrant to purchase one share of Common Stock (the “Series L Warrants, and together with the Series K Warrants, collectively, the “Warrants”), and a Series K Warrant pursuant to the Securities Purchase Agreement, dated as of February 1, 2017, by and among the Company and several institutional investors, and to public retail investors. As a result, the Company issued 2,096,920 shares of Common Stock, Series K Warrants to purchase 3,710,000 shares of Common Stock, and Series L Warrants to purchase 1,613,080 shares of Common Stock. The purchase price for a Primary Unit was $3.10 and the purchase price for an Alternative Unit was $3.09. The Primary Units and the Alternative Units are referred to in this Current Report on Form 8-K collectively as the “Units.”

The Company offered and sold the Units, the shares of Commons Stock and the Series K Warrants issued as part of the Primary Units, and the Series L Warrants and the Series K Warrants issued as part of the Alternative Units pursuant to an effective registration statement on Form S-3 (File No. 333-193718). The shares of Common Stock issuable upon exercise of the Warrants are also registered on the same registration statement.

The Company received net proceeds of approximately $10.5 million at the closing, after deducting commissions to the placement agents and estimated offering expenses payable by the Company associated with the offering.

The Units were not certificated. The shares of Common Stock were issued in electronic form and the Series K Warrants, the Series L Warrants, and the Roth Warrant (as defined under Item 3.02 below) were issued in physical form separately at the closing. None of the Units, the Series K Warrants, the Series L Warrants, or the Roth Warrant will be listed on any national securities exchange or other trading market, and no trading market for the Units, the Series K Warrants, the Series L Warrants, or the Roth Warrant is expected to develop.

As previously disclosed, Roth Capital Partners, LLC acted as placement agent for the offering, and in connection with the closing of the offering, the Company paid a cash fee of $803,941 to Roth Capital Partners, LLC. The Company has agreed to reimburse expenses of Roth Capital Partners, LLC up to a maximum of $75,000. In addition, the Company issued the Roth Warrant to Roth Capital Partners, LLC as described under Item 3.02 below. The terms of the Roth Warrant are set forth under Item 3.02 below and incorporated herein by reference.

The Company previously reported the composition of the Units, the terms of the Warrants, and the terms of the offering under Item 1.01 of its Current Report on Form 8-K filed on February 2, 2017, and such disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the February 6, 2017 closing of the offering described above, the Company issued to Roth Capital Partners, LLC a warrant (the “Roth Warrant”) to purchase 185,000 shares of Common Stock, pursuant to the terms of the Placement Agency Agreement, dated February 1, 2017, among the Company and Roth Capital Partners, LLC (the “Placement Agency Agreement”).

The Roth Warrant is exercisable upon issuance and will remain exercisable until February 1, 2022. The initial exercise price of the Roth Warrant is $3.875 per share, 125% of the public offering price per Primary Unit, subject to adjustments for stock splits and similar events (but not for subsequent issuances of securities; nor is the exercise price subject to a reset). In addition, the Company may, with the consent of the “required holders” (as defined in the Roth Warrant), reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors. The holder of the Roth Warrant may elect to exercise it through a cashless exercise at any time, regardless of whether the shares of Common Stock issuable upon exercise of the Roth Warrant are covered by a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in which case the holder will receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Roth Warrant and the Company will not receive the exercise price.

The holder may not exercise the Roth Warrant and the Company may not issue shares of Common Stock under the Roth Warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At the holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company.

The holder of the Roth Warrant is entitled to acquire options, convertible securities or rights to purchase the Company’s securities or property granted, issued or sold pro rata to the holders of its Common Stock on an “as if exercised for Common Stock” basis. The holder of the Roth Warrant is entitled to receive any non-cash dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Roth Warrant, on an “as if exercised for Common Stock” basis.

The Roth Warrant prohibits the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Roth Warrant) unless the successor entity assumes all of the Company’s obligations under the Roth Warrant in a written agreement approved by the “required holders” of the Roth Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control.

Pursuant to FINRA Rule 5110(g), the Roth Warrant, and the underlying securities, will not be transferable for 6 months from the date of issuance, except the transfer of any security: (a) by operation of law or by reason of reorganization of the Company; (b) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (c) if the aggregate amount of securities of the Company held by the holder of the Roth Warrant or related persons do not exceed 1% of the securities being offered; (d) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (e) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The issuance of the Roth Warrant was exempt from registration under Section 4(a)(2) of the Securities Act because the Company issued the warrant to a sophisticated and accredited recipient and the Company placed a legend on the warrant certificate stating that the issuance of it, and the shares of Common Stock underlying it, have not been registered under the Securities Act, and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Company previously reported the terms of the Placement Agency Agreement under Item 1.01 of its Current Report on Form 8-K filed on February 2, 2017, and such disclosure is incorporated herein by reference. The description of the Roth Warrant is qualified in its entirety by reference to the copy of the Roth Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On February 6, 2017, the Company issued a press release announcing that it has closed the previously announced public offering of its Class A common stock and warrants. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information under this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained under this Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

As of February 6, 2017, after closing the offering described above, there were 4,080,662 shares of Class A common stock issued and outstanding, including 623,573 shares of Class A common stock issued on February 6, 2017 in connection with warrant exercises.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Placement Agency Warrant, dated as of February 6, 2017, issued to Roth Capital Partners, LLC
99.1	Press release issued by Real Goods Solar, Inc. on February 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: February 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Placement Agency Warrant, dated as of February 6, 2017, issued to Roth Capital Partners, LLC
99.1	Press release issued by Real Goods Solar, Inc. on February 6, 2017